Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of LaPorte Bancorp, Inc. on Form S-8 (File Number 333-188208) of our report dated June 17, 2016, on our audits of the financial statements and financial statement schedules of the LaPorte Savings Bank 401(k) Retirement Plan as of December 31, 2015 and 2014, and for the year ended December 31, 2015, which report is included in this Annual Report on Form 11-K.

BKD, LLP
Indianapolis, Indiana
June 17, 2016